GLOBAL TECHNOLOGIES, LTD.


                                     BY-LAWS


                               ARTICLE I - OFFICES


     1.1 Registered Office. The registered office of the corporation shall be at such place within the State of Delaware as the Board of Directors may from time to time determine.

     1.2 Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the activities of the corporation may require.

                           ARTICLE II - CORPORATE SEAL

     2.1 Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation, and the words "Corporate Seal, Delaware." If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer.

                      ARTICLE III - STOCKHOLDERS' MEETINGS

     3.1 Annual Meeting. There shall be an annual meeting of the stockholders during October of each year, at such time and place as the Board of Directors may determine. At the annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.


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     3.2 Special Meetings. Special meetings of the stockholders may be called at any time for any purpose not prohibited by law or the Certificate of Incorporation by the Chairman of the Board, the President, Board of Directors, or stockholders entitled to cast a majority of the votes which all stockholders are entitled to vote at the meeting, by submitting a written request therefor, stating the object of the meeting, to the Secretary. The Secretary shall fix the time and place of the meeting, which shall be not later then 60 days after the receipt of the request. If the Secretary shall neglect or fail so to set the time and place of the meeting, the persons or entities calling the meeting may do so. Business transacted at all special meetings shall be confined to the object stated in the request therefor, and matters directly related and germane thereto.

     3.3 Notice.

          (a) Written notice of every meeting of the stockholders, stating the place, time and hour thereof, shall be given to each stockholder not less than ten days nor more than sixty days prior to the date of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation). Notice of a special meeting shall state the nature of the business to be transacted.

          (b) When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, then notice shall be given in

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conformity with Subsection (a) of this Section 3.3. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     3.4 Quorum. At all meetings of the stockholders, the holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. If a meeting of stockholders cannot be organized because of the absence of a quorum, the stockholders present in person or by proxy may adjourn the meeting to such time and place as they may determine. Except as otherwise provided in these By-Laws, the Certificate of Incorporation, or applicable law, the acts of the holders of a majority of shares entitled to vote, present in person or by proxy, and voting at a meeting having a quorum shall be the acts of the stockholders.

     3.5 Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

     3.6 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

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     3.7 Proxies and Voting. (a) At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

          (b) Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

          (c) All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

          (d) All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

     3.8 Voting List. The officer having charge of the transfer books for shares of the corporation shall prepare, at least ten days before each meeting of stockholders, an alphabetical list of the names and addresses of and shares held by the stockholders entitled to vote at the meeting. The list shall be open for inspection for any purpose, germane to the meeting, during usual business hours,

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for a period of at least ten days prior to the meeting at either a place within the city in which the meeting will be held or at the place of the meeting. The list should also be produced and kept open for inspection by stockholders at the time and place of the meeting.

     3.9 Inspectors of Elections. The Board of Directors may, before a meeting of stockholders, appoint one or three Inspector(s) (who need not be stockholders) for such meeting. If no such Inspector(s) of Election are appointed, the chairman of the meeting may, and on the request of any stockholder or his proxy shall, make such appointment. If Inspector(s) are appointed at the request of one or more stockholders or proxies, the stockholders present and entitled to vote shall determine whether there will be one or three Inspectors. The Inspector(s) of Election shall take such action as may be necessary or proper fairly to conduct the election to vote and shall report in writing on any matter they determine, executing a certificate of any fact they find, if requested by the chairman of the meeting or any stockholder. No person who is a candidate for office shall act as an Inspector of Election.

     3.10 Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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                         ARTICLE IV - SHARE CERTIFICATES

     4.1 Form of Certificate. The certificate of shares of the corporation shall state the name of the registered holder; the number, class, and series (if any) of the shares represented; and the par value of each share or the absence of par value, as appropriate. Each certificate shall be numbered and registered in a share register in the order issued.

     4.2 Signature. Each share certificate shall be signed by the Chairman of the Board or the President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, and sealed with the corporate seal. When a certificate is signed by a transfer agent or registrar, the signature of an authorized officer may be facsimile. If an officer who has signed a certificate, personally or by facsimile, ceases to be an officer before the certificate is delivered, the certificate may be issued as if the signatory remained in office.

     4.3 Lost, Stolen or Destroyed Certificates. The Board of Directors shall cause the issuance of a new certificate as a replacement for a certificate claimed to have been lost, wrongfully taken, or destroyed upon submission of an affidavit of the person making the claim of the loss, wrongful taking, or destruction. The Board of Directors may, in its discretion, require as a condition to the issuance of a replacement certificate that the owner of the certificate advertise the loss in such manner as the Board may determine and/or give the corporation a bond in such sum and with such sureties as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost, destroyed, or wrongfully taken.


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     4.4 Transfer of Shares. Upon surrender to the corporation or its transfer agent of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

     4.5 Closing Transfer Books. The Board of Directors may fix a record date for the determination of the stockholders entitled to notice of and to vote at a meeting, to receive payment of a dividend or distribution, to receive an allotment of rights, or to exercise rights in respect to a change, conversion or exchange of shares. In such case, only the stockholders of record on the record date shall be entitled to notice of or to vote at or participate in such meeting or activity or event, notwithstanding any transfer of any shares on the books of the corporation after the record date. If the Board of Directors closes the transfer books during such period, it shall so notify each stockholder in writing. The record date may not be more than 60 days nor less than 10 days prior to the meeting, activity, or event to which it relates.

     4.6 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any shares as the holder in fact for all purposes and shall not be bound to recognize any claim to or interest in such shares on the part of any other person. The corporation shall not be liable for any improper or impermissible registration or transfer of shares which are or to be registered in the name of a fiduciary or its nominee unless the corporation had actual knowledge that the fiduciary or nominee are committing a breach of trust in


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requesting such registration or transfer, or the corporation had knowledge of such facts that its participation in the registration or transfer amounts to bad faith.

     4.7 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                         ARTICLE V - BOARD OF DIRECTORS

     5.1 General Powers. The business and affairs of the corporation shall be managed by the Board of Directors, and all powers of the corporation are hereby granted to and vested in the Board of Directors, except as otherwise expressly provided in these By-Laws or in the Certificate of Incorporation or by law.

     5.2 Composition. There shall be such number of directors, not fewer than three (3) nor more than eleven (11), as the Board may from time to time determine by resolution.

     5.3 Classified Board; Term. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the entire Board permits with the term of office of one
(1) class expiring each year. At the initial annual meeting of stockholders of the corporation, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders, and directors of the third class shall be elected to hold office for a term expiring at the


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third succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.

     5.4 Regular Meetings. The Board may hold regular meetings at such times and places as it may determine.

     5.5 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by one of the Directors, by submitting a written request therefor, stating the object of the meeting, to the Secretary. The Secretary shall set the time and place of the meeting, which shall be held not later than 30 days after the receipt of the request. If the Secretary shall neglect or refuse to set the time and place of the meeting, the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to the objects stated in the request therefor and matters directly related and germane thereto.

     5.6 Annual Meeting. There shall be an annual meeting of the Board of Directors following each annual meeting of the stockholders. At the annual meeting, the Board of Directors shall elect officers and transact such other business as may be properly brought before the meeting.

     5.7 Notices. Written notice of regular and annual meetings of the Board of Directors, stating the time and place thereof shall be given to all directors at least five days prior to the date of the meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48

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hours prior to the time of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     5.8 Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. In the event that a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting without any notice of the time and place of the adjourned meeting except for announcement at the meeting at which adjournment is taken.

     5.9 Vacancies. If the office of a director shall become vacant for any reason, including an increase in the number of directors, the remaining directors shall elect a successor, who shall hold office for the unexpired term for which the vacancy occurred or until his or her successor is duly qualified and seated. A majority of the remaining directors shall constitute a quorum for purposes of filling the vacancy on the Board of Directors.

     5.10 Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him if then cumulatively voted at an election of the entire


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Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

                             ARTICLE VI - COMMITTEES

     6.1 Establishment. The Board of Directors by a vote of a majority of the whole Board, may establish one or more standing or special committees, including without limitation an executive committee. Except as otherwise provided in these By-Laws, the Certificate of Incorporation, or applicable law, any committee may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the corporation as may, from time to time, be determined.

     6.2 Committee Members. The Board of Directors shall appoint all committee members and committee chairpersons, each Committee to consist of one or more directors, and may appoint alternates for any member or chairperson of any committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may be unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     6.3 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith,


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except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings, one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                             ARTICLE VII - OFFICERS

     7.1 Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Treasurer, a Secretary, and such Vice Presidents and assistant officers as the Board of Directors may determine that the corporation requires. All officers shall be natural persons of full age, and any two or more offices may be held by the same person.

     7.2 Election and Term.

          (a) The Chairman of the Board, the President, each Vice President, Treasurer and Secretary shall be elected by the Board of Directors at its annual meeting and shall serve for a term of one year, or until their respective successors are duly elected and qualified. All assistant officers shall be elected or appointed at such times and for such terms as the Board of Directors may determine.

          (b) Any vacancy in any office shall be filled by the Board of Directors.


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     7.3 Chairman of the Board. The Chairman of the Board shall be the Chief
Executive Officer of the corporation. He or she shall preside at all meetings of the stockholders and Board of Directors. He or she shall act as a liaison from and a spokesman for the Board of Directors. He or she shall participate in long range planning for the corporation. He or she shall see that all resolutions and orders of the Board of Directors are carried into effect. He or she, in general, shall perform all duties incident to and have responsibility for the management of the corporation, with the right to execute on behalf of the corporation all bonds, mortgages, contracts, and other documents, except where such documents are required by law to be otherwise executed or when the execution thereof shall be delegated by the Board of Directors to another officer.

     7.4 President. The President shall be the Chief Operating and Administrative Officer of the Corporation. He or she shall manage the day to day operations of the Corporation and administer the general direction of the affairs of the Corporation except as otherwise determined by the Board. He or she shall perform the duties and powers of the Chairman of the Board during the absence or disability of the Chairman of the Board, and such other duties and powers as the Board of Directors shall designate.

     7.5 Vice Presidents. The Vice Presidents, if any, in such order as the Board may determine, shall act in all cases for and as the President in the President's absence, disability, or incapacity, and shall perform such other duties as may be delegated to any of them by the Board of Directors, the Chairman of the Board or the President.

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     7.6 Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects of the corporation in separate accounts or depositories in the name of and to the credit of the corporation as shall be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors for such disbursements and shall render to the Board of Directors, whenever it may so require it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

     7.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and record all votes of the corporation and the minutes of all transactions in a book to be kept for that purpose and perform like duties for committees of the Board of Directors, if and when required. He or she shall give, or cause to be given, notice of all meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He or she shall keep, or cause to be kept, in safe custody the corporate seal and, when authorized to do so by the Board of Directors, affix the same to any instrument requiring it and attest to it by his or her signature.

     7.8 Assistant Officers. Assistant officers shall perform such functions and have such responsibilities as the Board of Directors may determine.

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     7.9 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     7.10 Removal. Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

     7.11 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President or any officer of the corporation authorized by the Board of Directors shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                         ARTICLE VIII - INDEMNIFICATION


     8.1 Indemnification. The corporation shall indemnify every director and officer and may indemnify any employee or agent to the full extent permitted by the General Business Corporation Law of the State of Delaware and all amendments and successor provisions thereto, and such statutory provisions and all amendments and successor provisions thereto are incorporated herein by reference; provided that this Article VIII shall not exclude any other rights to which such party may be entitled, whether by agreement, vote of stockholders, or otherwise.


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                              ARTICLE IX - NOTICES

     9.1 Form of Notice. Whenever written notice is required or permitted, by these By-Laws or otherwise, to be given to any person or entity, it may be given either personally or by sending a copy thereof by first class mail, postage prepaid, or by telegram, charges prepaid, to the address of the appropriate person or entity as it appears on the books of the corporation. If the notice is sent by mail or telegraph, it shall be deemed to have been given when deposited in the United States Mail or with a telegraph office for transmission.

     9.2 Waiver of Notice. Whenever a written notice is required, by these By-Laws or otherwise, a waiver of such notice in writing, signed by the person or persons or on behalf of the entity or entities entitled to receive the notice shall be deemed equivalent to the giving of such notice, whether the waiver is signed before or after the time required for such notice. Except as otherwise required by law, the waiver of notice need not state the business to be transacted at nor the purpose of the meeting, except that the waiver of notice of a special meeting of the stockholders or the Board of Directors shall specify the general nature of the business to be transacted at the meeting. Attendance at any meeting shall constitute waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting was not called or convened upon proper notice.


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                      ARTICLE X - MISCELLANEOUS PROVISIONS

     10.1 Fiscal Year. The fiscal year of the corporation shall begin on the first day of July in each year.

     10.2 Participation by Telecommunications. One or more persons may participate in a meeting of the Board of Directors or of any committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another. Participation in a meeting pursuant to this section shall constitute the presence in person at such meeting.

     10.3 Dividends. The Board of Directors may, at any meeting, declare dividends upon the shares of the corporation to be paid in cash, property or shares, subject to any limitations in the Certificate of Incorporation or applicable law.

     10.4 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     10.5 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.


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     10.6 Time Periods. In applying any provision of these by-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                             ARTICLE XI - AMENDMENTS

     11.1 Amendments. The Board of Directors shall have the power to amend, alter, or repeal all or any part of these By-laws, subject to the power of the stockholders to change such action.


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